EXHIBIT 23.1

 CONSENT OF INDEPENDENT REFISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1/A No. 2 of G-MES Holdings Inc. of our report dated May 15, 2018, relating to the consolidated financial statement of G-MES Holdings Inc. for the year ended December 31, 2017 and 2016, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Centurion ZD CPA Ltd.

Centurion ZD CPA Ltd.

Certified Public Accountants

Hong Kong, May 15, 2018